EXHIBIT 99.1

CERTIFICATION

PURSUANT TO

18 U.S.C. SECTION 1350

The undersigned, James M. McNamee, the Chief Executive Officer, and Fred Lash, the Chief Financial Officer, of Hooper Holmes, Inc. (the “Company”), pursuant to 18 U.S.C. §1350, each hereby certifies that:

(i)    This annual report on Form 10-K for the fiscal year ended December 31, 2002 (the “Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(ii)    the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:    March 31, 2003

/s/ James M. McNamee
James M. McNamee Chairman, President and Chief Executive Officer

/s/ Fred Lash
Fred Lash Senior Vice President, Treasurer and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Hooper Holmes, Inc. and will be retained by Hooper Holmes, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.